Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement of Georgia-Pacific Corporation on Form S-8 of our report dated May 26, 2000 relating to the financial statements and supplemental schedule of the Fort James 401(k) Plan as of December 31, 1999 and 1998, and for the year ended December 31, 1999, which report is included in the Annual Report of Form 11-K of the Fort James 401(k) Plan incorporated by reference in this Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
November 29, 2000